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                                                                Exhibit 3.1

                                                      [SECRETARY OF STATE STAMP]

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              OZ INTERACTIVE, INC.

Garry Hare and Robert Friedman certify that:

        1. They are the President and Secretary, respectively, of OZ Interactive, Inc., a California corporation.

        2. The articles of incorporation of the Corporation are amended and restated in their entirety to provide as follows:

                                       I.

        The name of this corporation is OZ Interactive, Inc.

                                      II.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

        This corporation is authorized to issue only two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this corporation is authorized to issue is one hundred million (100,000,000) shares. Seventy-five million (75,000,000) shares shall be Common Stock and twenty-five million (25,000,000) shall be Preferred Stock.

                                       IV.

        1. Designation of a Series. There is hereby provided one series of Preferred Stock designated and to be know as " Series A Preferred."

        2. Number of Shares. The number of shares constituting Series A Preferred shall be 20,000,000.

        3. Rights, Preferences, Privileges and Restrictions. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred are as follows:

             3.1 Preference on Liquidation



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                   (a) Preferred Stock. In the event of any voluntary or
involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series A Preferred then outstanding shall be entitled to be paid, pro rata, out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus, or earnings (collectively referred to as "proceeds"), before any payment shall be made in respect of the Corporation's Common Stock, an amount equal to $ 1.00 (as adjusted for stock splits, stock dividends and other recapitalizations and hereafter referred to as the "Liquidation Preference(s)") for each share of Series A Preferred. If, upon liquidation, dissolution or winding up of the Corporation, the proceeds available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred the full amount of the Liquidation Preference to which they respectively shall be entitled to as set forth above, then the proceeds available for distribution shall be distributed ratably among holders of the Series A Preferred outstanding as of the date of distribution upon the occurrence of such event.

                   (b) Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation wherein the aggregate proceeds exceed the Liquidation Preference, after such Liquidation Preferences shall have been paid in full to the holders of shares of Series A Preferred, then the holders of Common Stock shall be entitled to be paid, pro rata, out of the proceeds an amount equal to $1.00 per share and any remaining proceeds shall be distributed ratably among the holders of Common Stock and Series A Preferred on an as-if-converted basis.

                   (c) Deemed Liquidations, Dissolutions. The merger or consolidation of the Corporation into or with another corporation or a reorganization in which the shareholders of the Corporation shall own less than a majority of the voting securities of the surviving corporation, or the sale or transfer (but not including a transfer by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation as those terms are used in this Section 3.1.

                   (d) Appraisals. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of any shares of Series A Preferred and the holders of Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prior written notice to each holder of any Series A Preferred or Common Stock of the appraiser's valuation.

             3.2 Voting Rights. Except as otherwise required by law and as provided in Section 3.4 below, the holders of Series A Preferred and the holders of Common Stock shall be entitled to notice of any shareholders' meeting and to vote as a single class upon any offer submitted to the shareholders for a vote, as follows: (i) each holder of Series A Preferred shall have one vote for each full share of Common Stock into which its respective shares of Series A Preferred would be convertible on the record date for the vote and (ii) the holders of Common Stock shall have one vote per share of Common Stock; provided, however, fractional votes by the holders of the Series A Preferred shall not be permitted, and



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any fractional voting rights (after aggregating all shares into which shares of
Series A Preferred held by each holder could be converted) shall be rounded to the nearest whole number.

              3.3 Conversion Rights. The holders of Series A Preferred shall have conversion rights as follows:

                   (a) Conversion Price. Each share of Series A Preferred shall be convertible into the number of shares of Common Stock that results from dividing $1.00 (the "Original Purchase Price") by the Conversion Price, as hereinafter provided, in effect at the time of conversion; provided, however, that each share of Series A Preferred shall in no event be convertible into less than one share of Common Stock (or such lesser or greater number of shares of Common Stock as may result from an adjustment pursuant to Section 3.3(e) below). The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be $1.00 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment from time to time as provided herein.

                   (b) Voluntary Conversion. Each share of Series A Preferred shall be converted into fully paid and nonassessable shares of Common Stock of the Corporation, pursuant to Section 3.3(a) above, at the option of the holder thereof exercised by delivery of a written notice to the Secretary of the Corporation and delivery of certificates as provided herein.

                   (c) Automatic Conversion. Each share of Series A Preferred shall automatically be converted into fully paid and nonassessable shares of Common Stock, at the Conversion Price then in effect for such share of Series A Preferred, in the manner provided herein, in the event of the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation and resulting in the receipt by the Corporation of more than $5,000,000, at a purchase price (prior to underwriters' commissions and offering expenses) of not less than $1.00 per share (as adjusted to reflect stock splits, stock combinations, stock dividends, recapitalizations and the like). In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series A Preferred shall not be deemed to have converted until immediately prior to the closing of such sale of securities.

                   (d) Certificates. Before any holder of shares of Series A Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation's secretary or its transfer agent, and shall at such time give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 3.3(c) above, the outstanding shares of Series A Preferred shall be converted automatically without any further action of the holders of such shares and whether or not the certificates representing each shares are surrendered to the Corporation; and provided further that the Corporation or its transfer agent shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing



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such shares are either delivered to the Corporation or its transfer agent or, if any such certificates have been lost, stolen, or destroyed, the shareholder executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation, as soon as practicable thereafter, shall issue and deliver at the Corporation's office to such holder certificates for the full number of shares of Common Stock to which such holder shall be entitled. No fractional shares of Common Stock shall be issued by the Corporation. The holder of such fractional shares shall be issued a check payable to the holder in the amount of any cash amounts, as reasonably determined by the board of directors, payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made as of the date of delivery of such notice and surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on said date.

                   (e) Stock Dividends. In case the Corporation shall at any time subdivide the outstanding Common Stock, or issue a stock dividend on its outstanding Common Stock, the Conversion Price of the shares of Series A Preferred, immediately prior to such subdivision or the issuance of such stock dividend, shall be proportionately decreased; and in case the Corporation shall at any time combine or consolidate the outstanding shares of Common Stock, by reverse stock split or otherwise, the Conversion Price of the shares of Series A Preferred immediately prior to such combination shall be proportionately increased. Any such changes shall be effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

                   (f) Adjustments for Distributions. In the event at any time or from time to time the Corporation makes any distribution to holders of its Common Stock (including any repurchases of securities by the Corporation not made on a pro rata basis from all holders of any class of the Corporation's securities and payable in property or in securities of the Corporation and other than as otherwise adjusted in this Section 3.3), then in such event the holder of each share of Series A Preferred shall receive at the time of such distribution the amount of property or the number of securities of the Corporation that such holder would have received had such holder's shares of Series A Preferred been converted into Common Stock on the date set for determining the holders of Common Stock entitled to such distribution, or if no such date shall have been set, then on the date of such distribution.

                   (g) Reorganization. Except as provided in Section 3.1, in the case of any reorganization or any reclassification of the outstanding shares of Common Stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or in the case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of the outstanding Common Stock of the Corporation), the holder of each share of Series A Preferred then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property which would have been received upon such reorganization, reclassification, consolidation or merger by a holder of the



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number of shares of Common Stock of the Corporation into which such share of
Series A Preferred was convertible immediately prior to such event. The provisions of this subparagraph (g) shall similarly apply to successive reorganizations, reclassifications, consolidations and mergers.

                   (h) Adjustments to Conversion Price for Diluting Issues

                      (i) Special Definitions. For purposes of this Section 3.3(h), the following definitions shall apply:

                         (A) "Options" shall mean rights, options or warrants to
subscribe for, purchase or otherwise acquire either Common Stock or convertible securities.

                         (B) "Original Issue Date" shall mean the date on which
the first share of Series A Preferred was first issued.

                         (C) "Convertible Securities" shall mean any evidence of
indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                         (D) "Additional Shares of Common Stock" shall mean all
shares of Common Stock issued (or, pursuant to Section 3.3(h)(ii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable at any time:

                                (1) upon conversion of shares of the Series A
                Preferred authorized herein;

                                (2) to employees of, or consultants to, the
                Corporation pursuant to a stock grant, stock option plan or stock purchase plan or other stock agreement or arrangement approved by the Board of Directors (up to a maximum of 5,000,000 shares), as adjusted for any stock split, stock dividend or other recapitalization;

                                (3) to holders of warrants to purchase up to
                214,000 shares of the Common Stock of the Company outstanding as of September 1, 1998; and

                                (4) as a dividend or distribution on the Series
                A Preferred authorized herein, and

                                (5) pursuant to Section 3.3(e).

                      (ii) Deemed Issue of Additional Shares of Common Stock; Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Original Issue Date issues any Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any pro-



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visions contained therein for a subsequent adjustment of such number) of Common
Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, upon the conversion or exchange of such Convertible Securities shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.3(h)(iv) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                         (A) no further adjustment in the Conversion Price shall
be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                         (B) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any change in the amount of consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect an appropriate increase or decrease reflecting such change insofar as it affects such options or the rights of conversion or exchange under such Convertible Securities;

                         (C) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                (1) in the case of Convertible Securities or
                Options for Common Stock, the only additional shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                (2) in the case of Options for Convertible
                Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received



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                by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D) no adjustment pursuant to clause (B) or (C) above
shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the Original Adjustment Date for said deemed adjustment without giving effect to said deemed adjustment, or
(2) the Conversion Price that would have resulted from any actual issuance of Additional Shares of Common Stock between the Original Adjustment Date and such readjustment date if said original adjustment had not been made; and

                         (E) in the case of any Option which expires by its
terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of such Option, whereupon such adjustment shall be made as of the date such Option was granted and otherwise in the same manner as provided in clause
(C) above.

                      (iii) Shares Issued for Less Than Conversion Price. If at any time or from time to time after the Original Issue Date, the Corporation shall issue or sell Additional Shares of Common Stock, other than as a dividend or other distribution on any class of stock as provided in Section 3.3(e), then and in each case the then existing Conversion Price shall be adjusted as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Conversion Price of such shares by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale (assuming for this purpose that all outstanding Convertible Securities are then converted into Common Stock), plus
(B) the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be (X) the number of such shares of Common Stock outstanding immediately prior to such issue or sale (assuming for this purpose that all outstanding Convertible Securities are then converted into Common Stock) plus (Y) the number of such Additional Shares of Common Stock so issued.

                      (iv) Determination of Consideration. For purposes of this
Section 3.3(h), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (A) Cash and Property. Such consideration shall:

                                (1) insofar as it consists of cash, be computed
                at the aggregate amount of cash received by the Corporation (before commissions or expenses) excluding amounts paid or payable for accrued interest or accrued dividends;

                                (2) insofar as it consists of property other
                than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board; and



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                                (3) in the event Additional Shares of Common
                Stock are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

                         (B) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3(h)(ii) shall be determined by dividing

                        (x) the total amount, it any, received or receivable by
                the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (y) the maximum number of shares of Common Stock (as set
                forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                   (i) Available Shares. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred, the full number of shares of Common Stock deliverable upon the conversion of all Series A Preferred from time to time outstanding. The Corporation shall from time to time (subject to obtaining necessary director and shareholder action), in accordance with the laws of the State of California, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series A Preferred at the time outstanding.

                   (j) Notices. Any notices required by the provisions of this
Section 3.3 to be given to the holders of Series A Preferred shall be deemed given at the time deposited in the United States mail, postage prepaid and addressed to each holder of record at its address appearing on the books of the Corporation. In the event that the Corporation shall propose at any time:

                      (i) to declare any dividend or distribution (other than by purchase of Common Stock of employees, officers and directors pursuant to the termination of such persons or pursuant to the Corporation's exercise of rights of first refusal with respect to Com-



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mon Stock held by such persons) upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                      (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                      (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                      (iv) to merge or consolidate with or into any other Corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, this Corporation shall send to the holders of the Series A Preferred:

                         (A) at least twenty (20) days' prior written notice of
the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (i) and (ii) above; and

                         (B) in the case of the matters referred to in (iii) and
(iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                   (k) No Impairment. The Corporation shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed by the Corporation under this Section 3.3. It will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

                   (l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3.3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and



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(iii) the number of shams of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred.

              3.4 Changes. So long as not less than 2,500,000 shares of Series A Preferred are issued and outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent of the holders of a majority of such outstanding shares of Series A Preferred voting as a single class:

                   (a) Changes of Rights, Preferences, Privileges or Restrictions. Alter or change any of the rights, preferences, privileges or restrictions provided herein so as to affect adversely any shares of Series A Preferred, or issue any shares of Series A Preferred in excess of 20,000,000;

                   (b) Reclassification. Reclassify any shares of Common Stock to give them a preference or priority as to dividends or assets superior to or on a parity with any shares of Series A Preferred;

                   (c) Increase. Increase the authorized number of shares of Series A Preferred or authorize or issue shares of any class or series of stock having any preference or priority as to dividends, assets or voting rights superior to or on a parity with such preferences, priority or rights of Series A Preferred;

                   (d) Purchase or Redemption. Purchase or redeem any share of Common Stock, except for purchases or redemptions pursuant to a stock restriction agreement, stock option agreement, or any other agreement or plan providing for employee ownership of the Corporation's shares;

                   (e) Sale or Transfer of Assets. Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation, or effect any liquidation, consolidation or merger of the Corporation; or

                   (f) Special Qualifications for Shareholders. Make any provision in the Articles of Incorporation of the Corporation fixing special qualifications of persons who may be holders of any shares of Series A Preferred or restricting the right to transfer or hypothecate such shares, unless such provision is required by California, or federal law or applicable securities laws, rules or regulations.

             3.5 Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred shall not have any preferences or relative, participating option or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Corporation's Certificate of Incorporation. The shares of Series A Preferred shall have no preemptive or subscription rights.



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              3.6 Headings of Subdivisions. The headings of the various
subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

              3.7 Status of Reacquired Shares. Shares of Series A Preferred that have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the law of the state of California) have the status of authorized and unissued shares of preferred stock issuable in series undesignated as to series and may be redesignated and reissued.

                                       V.

        Except for the Series A Preferred, the Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this corporation is hereby authorized, by filing a certificate of determination pursuant to the General Corporation Law of California, to fix, alter or revoke from time to time the specific rights, preferences, privileges and restrictions, or any of them, or the number of shares constituting any series or the designation of the series of the Preferred Stock; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       VI.

        The personal liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law, as the same exists when this Article VI becomes effective and to such greater extent as California law may thereafter permit.

                                      VII.

        The corporation is authorized to indemnify any agent (as hereinafter defined) to the maximum and broadest extent permitted by California law, as the same exists when this Article VII becomes effective and to such greater extent as California law may thereafter permit, if and to the extent such agent becomes entitled to indemnification by bylaw, agreement, vote of shareholders or disinterested directors or otherwise. This authorization includes, without limitation, the authority to indemnify any agent in excess of that otherwise expressly permitted by Section 317 of the California Corporations Code as to action in an official capacity and as to action in another capacity while holding such office for breach of duty to the



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corporation and its shareholders; provided, however, that the corporation is not authorized to indemnify any agent for any acts or omissions from which a director may not be relieved of liability as set forth in the exceptions to paragraph (10) of Section 204(a) of the California Corporations Code or as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code. When used in this Article VII, "agent" shall have the meaning assigned to this term in Section 317 of the California Corporations Code. Each reference in this Article VII to a provision of the California Corporations Code shall mean that provision when this Article VII becomes effective and as the same may be amended thereafter from time to time, but only to the extent that such amendment would broaden or increase the scope or magnitude of permissible indemnification.

        3. The foregoing amended and restated articles of incorporation have been duly approved by the board of directors.

        4. The foregoing amended and restated articles of incorporation have been duly approved by the required vote of shareholders in accordance with
Section 903 of the Corporations Code. The total number of outstanding shares of the Corporation is 30,423,778 shares of Common Stock and 5,306,755 shares of Series A Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock and more than 50% of the Series A Preferred, voting as separate classes.

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:       October 19, 1998



                                            /s/ GARRY HARE
                                            ------------------------------------
                                            Garry Hare,  President

                                            /s/ ROBERT FRIEDMAN
                                            ------------------------------------
                                            Robert Friedman,  Secretary



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